Exhibit 32
CERTIFICATION OF PERIODIC FINANCIAL REPORT
PURSUANT TO 18 U.S.C. SECTION 1350
      Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Ceres Group, Inc. (the “Company”) certifies that the Annual Report on Form 10-K of the Company for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 18, 2005

By:	/s/ Thomas J. Kilian

Thomas J. Kilian
Chief Executive Officer
Date: March 18, 2005

By:	/s/ David I. Vickers

David I. Vickers
Chief Financial Officer
      This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.